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                                                                Exhibit 21.1


                AUBURN NATIONAL BANCORPORATION INC AND SUBSIDIARY
                           EXHIBIT 21.1 - SUBSIDIARIES

DIRECT SUBSIDIARIES
AuburnBank

INDIRECT SUBSIDIARIES
AUB Holdings Corp.
AUB, Inc.